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Exhibit 23.1

March 12, 2009

Mr. Kevin Herrmann
Chief Financial Officer
Ballantyne of Omaha, Inc.
4350 McKinley Street
Omaha NE 68112

Subject: WRITTEN CONSENT TO REFERENCE GIFFORD FONG ASSOCIATES VALUATION IN FORM 10-K FILING OF BALLANTYNE OF OMAHA, INC FOR THE PERIOD ENDED DECEMBER 31, 2008.

Dear Mr. Herrmann:

        We hereby consent to the inclusion on Form 10-K of Ballantyne of Omaha, Inc. for the period ended December 31, 2008 to make references to our report relating to the valuation of the auction-rate securities of Ballantyne of Omaha, Inc. as of December 31, 2008, and to references to our firm's name therein.

Sincerely,

Gifford Fong Associates

/s/ H. Clifford Fong
H. Clifford Fong
Senior Vice President

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  Exhibit 23.1